Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130983 on Form S-8, Registration Statement No. 333-152013 on Form S-8, Registration Statement No. 333-152014 on Form S-8, and Registration Statement No. 333-144126 on Form S-3 of our report dated March 29, 2010, relating to the consolidated financial statements and financial statement schedule of AtriCure, Inc. and subsidiary appearing in this Annual Report on Form 10-K of AtriCure, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 30, 2010